EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of American CryoStem Corporation (the “Company”), on Form 10-K for the year ended September 30, 2015, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, John Arnone, Principal Executive Officer of the registrant and Anthony Dudzinski, Principal Financial Officer of the registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Annual Report on Form 10-K for the year ended September 30, 2015 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Annual Report on Form 10-K for the year ended September 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 13, 2016	By:	/s/ John Arnone
John Arnone
Principal Executive Officer American CryoStem Corporation

Dated: January 13, 2016	By:	/s/ Anthony Dudzinski
Anthony Dudzinski
Principal Financial Officer American CryoStem Corporation